ANAVEX LIFE SCIENCES CORP.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
September 15, 2015 and September 30, 2014
(Unaudited)

ASSETS

	September 15,	September 30,
	2015	2014
Current
Cash	$13,101,846	$7,262,138
Prepaid expenses	79,321	89,117
Total current assets	13,181,167	7,351,255
Equipment	1,501	2,247
Total assets	$13,182,668	$7,353,502

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,016,369	$1,249,084
Promissory notes payable	92,516	192,065
Total current liabilities	1,108,885	1,441,149
Non-interest bearing liabilities	436	5,719,727
Total liabilities	1,109,321	7,160,876

STOCKHOLDERS' EQUITY

Capital stock
Authorized:
400,000,000 common shares, par value $0.001 per share
Issued and outstanding:
124,503,297 common shares (September 30, 2014 - 47,200,237)	124,503	47,201
Additional paid-in capital	72,949,380	52,078,750
Common stock to be issued	777,415	640,000
Accumulated deficit	(61,777,951)	(52,573,325)
Total stockholders' equity	12,073,347	192,626
Total liabilities and stockholders' equity	$13,182,668	$7,353,502